Exhibit 99.1
TESORO CORPORATION REPORTS 2016 THIRD QUARTER RESULTS

•	Net earnings from continuing operations of $170 million, or $1.43 per diluted share, consolidated net earnings of $201 million and EBITDA of $577 million

•	Total Refining throughput was 873 thousand barrels per day and utilization was 98%

•	Logistics operating income grew 25% year-over-year to $133 million

•	Marketing operating income of $273 million; total branded stations increased by 178 year-over-year

•	Returned $215 million to shareholders; $150 million in share repurchases and $65 million in dividends

•	Closed sale of Alaska Storage and Terminalling Assets to TLLP for $444 million

SAN ANTONIO - October 31, 2016 - Tesoro Corporation (NYSE: TSO) today reported third quarter net earnings from continuing operations of $170 million, or $1.43 per diluted share, compared to net earnings from continuing operations of $759 million, or $6.13 per diluted share a year ago. Consolidated net earnings were $201 million for the third quarter 2016 compared to $799 million for the same period last year. EBITDA for the third quarter of 2016 was $577 million compared to $1.5 billion last year.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2016	2015	2016	2015
Segment Operating Income
Refining	$52	$899	$475	$1,843
TLLP	133	106	381	312
Marketing	273	379	661	724
Total Segment Operating Income	$458	$1,384	$1,517	$2,879
Net Earnings From Continuing Operations Attributable to Tesoro	$170	$759	$646	$1,490

Diluted EPS - Continuing Operations	$1.43	$6.13	$5.37	$11.85
Diluted EPS - Discontinued Operations	(0.01)	—	0.08	(0.03)
Total Diluted EPS	$1.42	$6.13	$5.45	$11.82

“We are pleased with the results for the quarter, which are attributable to our integrated business model and the continued execution of our operating improvements,” said Greg Goff, Chairman and CEO. “Our refining operational reliability was very strong, resulting in 98% utilization. Combined with our continued growth in logistics and marketing business, this resulted in strong operating cash flows. Also, we returned $215 million to shareholders in the form of share repurchases and dividends. We are successfully delivering the improvements to operating income that we identified as part of our 2016 plan and remain committed to meeting or exceeding our target of $400 to $500 million.”

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For the third quarter, the Company recorded segment operating income of $458 million compared to segment operating income of $1.4 billion in the third quarter of 2015. Operating income in the third quarter 2016 grew in Logistics but was lower year-over-year in Refining and Marketing due to a stronger than normal market environment in 2015.

SEGMENT RESULTS
REFINING. Refining operating income was $52 million for the third quarter 2016 compared to $899 million in 2015 and segment EBITDA was $204 million compared to $1.0 billion in 2015. Third quarter 2016 operating income and segment EBITDA include a pre-tax benefit of $20 million related to a lower of cost or market (LCM) inventory adjustment offset by a $14 million charge related to a contract dispute with a supplier.

The Tesoro Index(a) was $12.45 per barrel for the third quarter with a gross refining margin of $9.08 per barrel or 73% capture of the Tesoro Index. For the year ago period, the Tesoro Index was $23.09 per barrel with a gross refining margin of $19.43 per barrel or 84% capture of the Tesoro Index. Refining margins in the third quarter 2016 were negatively impacted by rising RINs prices and the resulting transfer price to Marketing, and by a reduction of inventory in the quarter. Total refinery throughput for the quarter was 873 thousand barrels per day, or 98% utilization. Manufacturing costs in the third quarter of 2016 increased $0.27 per barrel over last year to $5.11 per barrel primarily due to the addition of the Dickinson Refinery and the Tesoro Great Plains assets in 2016.

LOGISTICS. Logistics operating income increased to $133 million in the third quarter 2016 from $106 million in 2015 and segment EBITDA increased to $181 million from $153 million last year. This performance was driven by year-over-year growth in Tesoro Logistics LP (NYSE: TLLP) crude oil gathering, terminalling and transportation throughput as well as contributions from the acquisitions of Los Angeles Storage and Pipeline Assets last year and the Alaska Storage and Terminalling Assets completed during the quarter.

MARKETING. Marketing operating income was $273 million, segment EBITDA was $285 million and fuel margins were 14.9 cents per gallon in the third quarter 2016. This compares to operating income of $379 million, segment EBITDA of $390 million and fuel margins of 20.5 cents per gallon a year ago. The year-over-year comparison to operating results reflect the stronger than normal market conditions in 2015. However, consumer demand remained strong in the third quarter 2016 and the Company’s total branded stations increased by 178 over the year ago period.

CORPORATE AND OTHER
Corporate and unallocated costs for the third quarter 2016 were $98 million. Net interest was $70 million, which includes a $6 million write-off for the unamortized financing costs related to refinancing Tesoro’s revolving credit facility in the quarter. The effective tax rate was 32% for the quarter.

BALANCE SHEET AND CASH FLOW
Tesoro ended the third quarter with $1.4 billion in cash and cash equivalents compared to $942 million at the end of 2015. Tesoro has $2.0 billion of availability under its new revolving credit facility. Total debt, net of unamortized issuance costs, was $4.7 billion or 36% of total capitalization at the end of the third quarter. Excluding TLLP debt and equity, total debt was $1.3 billion or 19% of total capitalization.

Capital spending for the third quarter was $185 million for Tesoro and $42 million for TLLP. Turnaround expenditures for the third quarter were $42 million.

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The Company executed 1.9 million of share repurchases for approximately $150 million in the third quarter and paid cash dividends of $65 million. Tesoro today announced that its board of directors has declared a quarterly cash dividend of $0.55 per share payable on December 15, 2016 to all holders of record as of November 30, 2016. Tesoro continues to maintain a strong balance sheet while investing in high-return capital projects and acquisitions as well as returning cash to shareholders.

STRATEGIC UPDATE
During the quarter, Tesoro closed both portions of the sale of the Alaska Storage and Terminalling Assets to TLLP for a total consideration of $444 million, which included cash proceeds of $400 million and the issuance of common and general partner units to Tesoro, valued at approximately $44 million.

Also during the quarter, the Company closed the acquisition of Virent, Inc., an innovative renewable fuels and chemicals company that supports Tesoro’s renewable fuels strategy of developing high-quality, lower-carbon, renewable feedstocks and blendstocks that can either be co-processed in existing refineries or blended seamlessly with traditional fuels. By generating valuable credits, this strategy may lower Tesoro's compliance costs with the federal renewable fuel standard and California's low carbon fuel standard.

On September 30, 2016, the Company entered into a new $2.0 billion senior secured revolving credit agreement. This new four-year cash flow credit facility replaces Tesoro's previous $3.0 billion asset based credit facility, which was scheduled to mature in November 2019. While the new credit facility is currently guaranteed by certain Tesoro subsidiaries and collateral, these will be released and the facility will become unsecured upon Tesoro achieving an investment grade credit rating from either Moody's Investors Service or S&P Global Ratings.

On October 14, 2016, S&P Global Ratings upgraded TLLP's credit rating to BB+ with a stable outlook from the previous rating of BB. This rating is now the same rating as that of Tesoro and one level below investment grade.

At Tesoro's 2015 Investor and Analyst Day, the Company provided its expectations for 2016. These included a Tesoro Index of $12 to $14 per barrel, Marketing segment fuel margins of 11¢ to 14¢ per gallon and crude oil differentials reflecting transportation costs. Through the first nine months of 2016, the Tesoro Index and Marketing fuel margins are in line with expectations. Crude oil differentials continue to be significantly narrower than expectations and have resulted in lower capture rates and lower refining profitability than the Company’s expectations. Tesoro continues to expect year-over-year improvements from higher utilization and operational efficiencies of $400 to $500 million.

The Company committed to delivering $400 to $500 million of annual improvements to operating income in 2016, consisting of $200 to $250 million in Refining, $175 to $200 million in Logistics and $25 to $50 million in Marketing. Even in the current challenging market environment, Tesoro remains confident in delivering these annual improvements to operating income. Through the first nine months of the year, estimated Refining and Marketing improvements are trending above the range. However, estimated Logistics improvements are trending slightly below the range, primarily due to the weak commodity price environment, which has impacted organic growth and volumes.

PUBLIC INVITED TO LISTEN TO ANALYST AND INVESTOR CONFERENCE CALL
Tesoro will live broadcast its conference call at 7:30 a.m. CT tomorrow morning to discuss third quarter 2016 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com.

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2016 INVESTOR AND ANALYST DAY
Tesoro Corporation will host its 2016 Investor and Analyst Day at The St. Regis Hotel in New York City on December 6, 2016 at 9:00 a.m. ET. Because space is limited, reservations are required to attend and will be accepted on a first-come, first-serve basis. Interested parties can request an invitation by contacting the Investor Relations department via email at irelations@tsocorp.com. The presentation will also be webcast live at http://www.tsocorp.com.

ABOUT TESORO CORPORATION
Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of over 895,000 barrels per day and ownership in a logistics business, which includes an interest in Tesoro Logistics LP (NYSE: TLLP) and ownership of its general partner. Tesoro's retail-marketing system includes over 2,400 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline™, Rebel™ and Tesoro® brands.

This earnings release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements concerning: our operational, financial and growth strategies, including maintaining a strong balance sheet, investing in high-return capital projects and acquisitions, returning cash to our shareholders, and delivering our targeted annual improvements to operating income; our ability to successfully effect those strategies and the expected timing and results thereof; our financial and operational outlook, and ability to fulfill that outlook; our financial position, liquidity and capital resources; the expected benefits to us of our recent acquisition of Virent, Inc.; and expectations regarding annual improvements to operating income, including expectations with respect to each segment. For more information concerning factors that could affect these statements, see our annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings and press releases, available at www.tsocorp.com. We undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Investors:
Sam Ramraj, Vice President, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

(a)
As a performance benchmark, we utilize crack spreads and the Tesoro Index to measure the difference between market prices for crude oil and refined products. Crack spreads are a commonly used proxy within the industry to estimate or identify trends in gross refining margins, while the Tesoro Index is more specifically designed around Tesoro’s assets. Crack spreads and the Tesoro Index can fluctuate significantly over time as a result of market conditions and supply and demand balances. For example, The West Coast 321 crack spread is calculated using three barrels of Alaska North Slope crude oil (ANS) producing two barrels of Los Angeles CARB gasoline and one barrel of Los Angeles CARB diesel. In comparison the Tesoro Index uses several crude oils and approximately 8 to 10 products to provide a potentially closer representation of the trends in the available margin. Our actual gross refining margins differ from these crack spreads and the Tesoro Index based on the actual slate of crude oil we run at our refineries and the products we produce or yield.

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TESORO CORPORATION
2016 FOURTH QUARTER GUIDANCE (Unaudited)

Throughput (Mbpd)
California	500 - 525
Pacific Northwest	180 - 190
Mid-Continent	125 - 140
Consolidated	805 - 855

Manufacturing Cost ($/throughput barrel)
California	$6.20 - 6.45
Pacific Northwest	$3.90 - 4.15
Mid-Continent	$4.65 - 4.90
Consolidated	$5.45 - 5.70

Corporate/System ($ millions)
Refining depreciation	$150
TLLP depreciation	$50
Corporate expense (before depreciation)	$95 - 105
Interest expense (before interest income)	$72
Noncontrolling Interest	$35 - 40

2016 CAPITAL OUTLOOK (Unaudited) (in millions)

2016 Capital Expenditures Outlook
Capital Expenditures
Tesoro Corporation	$700
Tesoro Logistics LP	200
Total Capital Expenditures	$900

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ITEMS IMPACTING COMPARABILITY

The TLLP financial and operational data presented include the historical results of all assets acquired from Tesoro prior to the acquisition dates. The acquisitions from Tesoro were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the acquisitions from Tesoro prior to the effective date of each acquisition for all periods presented. The TLLP financial data is derived from the combined financial results of the TLLP predecessor (the “TLLP Predecessor”). We refer to the TLLP Predecessor and, prior to each acquisition date, the acquisitions from Tesoro collectively, as “TLLP’s Predecessors.”

NON-GAAP MEASURES

Our management uses certain performance “non-GAAP” measures to analyze operating segment performance. Our management also uses additional measures that are known as “non-GAAP” financial measures in its evaluation of past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These financial non-GAAP measures are important factors in assessing our operating results and profitability and include the following:

•	U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expenses (“EBITDA”);

•
Segment EBITDA is defined as a segment’s U.S. GAAP operating income before depreciation and amortization expenses plus equity in earnings (loss) of equity method investments and other income (expense), net; and

•
Debt to capitalization ratio excluding TLLP, reflects the ratio achieved by dividing the net result of our consolidated debt less all debt owed by TLLP (both net of unamortized issuance costs) by the sum of our consolidated debt less TLLP’s total debt (both net of unamortized issuance costs) and our total equity less noncontrolling interest associated with the public ownership of TLLP.

We present the measures defined above because we believe these measures help us analyze our results of operations and liquidity in conjunction with our U.S. GAAP results. Investors, analysts, lenders and ratings agencies may use these measures to help analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to the following:

•	our operating performance as compared to other publicly traded companies in the refining, logistics and marketing industries, without regard to historical cost basis or financing methods;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

In addition, these measures are used by management to assess internal performance. We believe these measures, when supplemental to information presented under U.S. GAAP, may provide meaningful information to the users of our financial statements. Each of the performance measures should not be used in isolation from their comparable U.S. GAAP measure and thus should not be considered as alternatives to any U.S. GAAP measure. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income.

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TESORO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions)

	September 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents (TLLP: $497 and $16, respectively)	$1,387	$942
Receivables, net of allowance for doubtful accounts	1,037	792
Inventories, net (b)	2,317	2,302
Prepayments and other current assets	364	271
Total Current Assets	5,105	4,307
Property, Plant and Equipment, Net (TLLP: $3,129 and $3,467, respectively)	9,769	9,541
Other Noncurrent Assets, Net (TLLP: $1,447 and $1,190, respectively)	3,131	2,484
Total Assets	$18,005	$16,332

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,547	$1,568
Other current liabilities	1,146	962
Total Current Liabilities	2,693	2,530
Deferred Income Taxes	1,438	1,222
Other Noncurrent Liabilities	1,012	773
Debt, Net of Unamortized Issuance Costs (TLLP: $3,382 and $2,844, respectively)	4,667	4,067
Equity	8,195	7,740
Total Liabilities and Equity	$18,005	$16,332

(b)
We recorded a lower of cost or market (“LCM”) reserve of $123 million and $359 million at September 30, 2016 and December 31, 2015, respectively, to cost of sales for our crude oil, refined products, oxygenates and by-product inventories to adjust carrying value of our inventories to reflect replacement cost as of those reporting dates.

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TESORO CORPORATION
RESULTS OF CONSOLIDATED OPERATIONS (Unaudited) (in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$6,544	$7,743	$17,930	$22,438
Costs and Expenses:
Cost of sales (excluding the lower of cost or market inventory valuation adjustment)	5,232	5,429	14,114	17,090
Lower of cost or market inventory valuation adjustment (b)	(20)	83	(236)	41
Operating expenses	652	640	1,872	1,816
Selling, general and administrative expenses (c)	107	103	283	285
Depreciation and amortization expenses	211	192	633	553
Loss on asset disposals and impairments	2	4	7	12
Operating Income	360	1,292	1,257	2,641
Interest and financing costs, net	(70)	(54)	(190)	(163)
Equity in earnings of equity method investments	7	6	12	9
Other income, net (d)	—	13	32	12
Earnings Before Income Taxes	297	1,257	1,111	2,499
Income tax expense	95	458	362	888
Net Earnings From Continuing Operations	202	799	749	1,611
Earnings (loss) from discontinued operations, net of tax	(1)	—	10	(4)
Net Earnings	201	799	759	1,607
Less: Net earnings from continuing operations attributable to noncontrolling interest	32	40	103	121
Net Earnings Attributable to Tesoro Corporation	$169	$759	$656	$1,486
Net Earnings (Loss) Attributable to Tesoro Corporation:
Continuing operations	$170	$759	$646	$1,490
Discontinued operations	(1)	—	10	(4)
Total	$169	$759	$656	$1,486
Net Earnings (Loss) Per Share - Basic:
Continuing operations	$1.44	$6.19	$5.43	$11.98
Discontinued operations	(0.01)	—	0.08	(0.03)
Total	$1.43	$6.19	$5.51	$11.95
Weighted average common shares outstanding - Basic	118.2	122.5	119.1	124.3
Net Earnings (Loss) Per Share - Diluted:
Continuing operations	$1.43	$6.13	$5.37	$11.85
Discontinued operations	(0.01)	—	0.08	(0.03)
Total	$1.42	$6.13	$5.45	$11.82
Weighted average common shares outstanding - Diluted	119.3	123.8	120.4	125.7

(c)
Includes stock-based compensation expense of $13 million and $22 million for the three months ended September 30, 2016 and 2015, respectively, and expense of $21 million and $57 million for the nine months ended September 30, 2016 and 2015, respectively. The significant impact to stock-based compensation expense is primarily a result of changes in Tesoro’s stock price.

(d)
Other income, net for the nine months ended September 30, 2016 included insurance proceeds related to a shipment of contaminated crude oil that was received in 2014 as well as a refund of certain tariff charges that were disputed. Additionally, a gain recognized by TLLP on a settlement of amounts disputed by one of its customers on the annual calculation of the natural gas gathering rate is included for the nine months ended September 30, 2016. During the three and nine months ended September 30, 2015, we recorded a gain of $11 million as other income for insurance proceeds related to the settlement of claims associated with the Washington Refinery Fire.

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TESORO CORPORATION
SELECTED SEGMENT OPERATING DATA (Unaudited) (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Earnings Before Income Taxes
Refining	$52	$899	$475	$1,843
TLLP	133	106	381	312
Marketing	273	379	661	724
Total Segment Operating Income	458	1,384	1,517	2,879
Corporate and unallocated costs (c)	(98)	(92)	(260)	(238)
Operating Income	360	1,292	1,257	2,641
Interest and financing costs, net	(70)	(54)	(190)	(163)
Equity in earnings of equity method investments	7	6	12	9
Other income, net (d)	—	13	32	12
Earnings Before Income Taxes	$297	$1,257	$1,111	$2,499
Depreciation and Amortization Expenses
Refining	$148	$133	$445	$373
TLLP	45	45	134	133
Marketing	12	11	36	34
Corporate	6	3	18	13
Total Depreciation and Amortization Expenses	$211	$192	$633	$553
Segment EBITDA
Refining	$204	$1,036	$947	$2,219
TLLP	181	153	531	451
Marketing	285	390	697	758
Total Segment EBITDA	$670	$1,579	$2,175	$3,428
Capital Expenditures
Refining	$153	$152	$409	$483
TLLP	42	93	125	237
Marketing	3	8	22	20
Corporate	29	6	68	16
Total Capital Expenditures	$227	$259	$624	$756

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TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Reconciliation of Net Earnings to EBITDA
Net earnings	$201	$799	$759	$1,607
Depreciation and amortization expenses	211	192	633	553
Interest and financing costs, net	70	54	190	163
Income tax expense	95	458	362	888
EBITDA	$577	$1,503	$1,944	$3,211

Reconciliation of Refining Operating Income to Refining Segment EBITDA
Operating income	$52	$899	$475	$1,843
Depreciation and amortization expenses	148	133	445	373
Equity in earnings of equity method investments	4	4	2	3
Other income, net (d)	—	—	25	—
Segment EBITDA	$204	$1,036	$947	$2,219

Reconciliation of TLLP Operating Income to TLLP Segment EBITDA
Operating income	$133	$106	$381	$312
Depreciation and amortization expenses	45	45	134	133
Equity in earnings of equity method investments	3	2	10	6
Other income, net (d)	—	—	6	—
Segment EBITDA	$181	$153	$531	$451

Reconciliation of Marketing Operating Income to Marketing Segment EBITDA
Operating income	$273	$379	$661	$724
Depreciation and amortization expenses	12	11	36	34
Segment EBITDA	$285	$390	$697	$758

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TESORO CORPORATION
OTHER SUMMARY FINANCIAL INFORMATION (Unaudited) (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash Flows From (Used in):
Operating activities	$573	$940	$1,201	$1,847
Investing activities	(214)	(235)	(1,020)	(783)
Financing activities	(93)	(724)	264	(1,105)
Increase (Decrease) in Cash and Cash Equivalents	$266	$(19)	$445	$(41)

			September 30, 2016	December 31, 2015
Working capital (current assets less current liabilities)			$2,412	$1,777
Total market value of TLLP common units held by Tesoro (e)			$1,608	$1,633

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash distributions received from TLLP (f):
For common units held	$27	$20	$79	$58
For general partner units held	38	18	95	48
Total Cash Distributions Received from TLLP	$65	$38	$174	$106

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (in millions, except percentages)

	September 30, 2016	December 31, 2015
Tesoro consolidated debt (g)	$4,682	$4,073
TLLP debt (g)	3,382	2,844
Tesoro Debt Excluding TLLP (g)	$1,300	$1,229

Total equity	$8,195	$7,740
Noncontrolling interest	2,695	2,527
Tesoro Corporation Stockholders’ Equity	$5,500	$5,213

Tesoro debt, net of unamortized issuance costs, to capitalization ratio (g)	36%	34%
Tesoro debt, net of unamortized issuance costs, to capitalization ratio excluding TLLP and noncontrolling interest (g)	19%	19%

(e)
Represents market value of the 33,194,109 and 32,445,115 common units held by Tesoro at September 30, 2016 and December 31, 2015, respectively. The market values were $48.44 and $50.32 per unit based on the closing unit price at September 30, 2016 and December 31, 2015, respectively.

(f)	Represents distributions received from TLLP during the three and nine months ended September 30, 2016 and 2015 on common units and general partner units held by Tesoro.

(g)	These amounts and calculations are shown net of unamortized issuance costs.

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TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) (dollars in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
REFINING SEGMENT	2016	2015	2016	2015
Total Refining Segment
Throughput (Mbpd)
Heavy crude (h)	186	178	176	150
Light crude	636	635	595	575
Other feedstocks	51	48	49	56
Total Throughput	873	861	820	781
Yield (Mbpd)
Gasoline and gasoline blendstocks	455	438	449	405
Diesel fuel	202	195	183	166
Jet fuel	133	122	117	119
Heavy fuel oils, residual products, internally produced fuel and other	143	158	126	140
Total Yield	933	913	875	830
Refined Product Sales (Mbpd) (i)
Gasoline and gasoline blendstocks	531	530	527	510
Diesel fuel	215	213	204	198
Jet fuel	158	148	145	153
Heavy fuel oils, residual products and other	112	101	105	91
Total Refined Product Sales	1,016	992	981	952

Revenues
Refined products (j)	$5,641	$6,817	$15,434	$19,867
Crude oil resales and other	257	172	710	780
Refining Revenues	5,898	6,989	16,144	20,647
Cost of Sales
Cost of sales (excluding lower of cost or market adjustments)	5,189	5,367	13,965	16,934
Lower of cost or market adjustments (b)	(20)	83	(236)	41
Refining cost of sales	5,169	5,450	13,729	16,975
Gross refining margin (k)	729	1,539	2,415	3,672
Expenses
Operating expenses
Manufacturing costs	412	383	1,172	1,177
Other operating expenses	116	117	318	259
Selling, general and administrative expenses	1	5	5	12
Depreciation and amortization expenses	148	133	445	373
Loss on asset disposals and impairments	—	2	—	8
Segment Operating Income	$52	$899	$475	$1,843

Gross Refining Margin ($/throughput barrel) (l) (m)	$9.08	$19.43	$10.75	$17.22
Manufacturing Cost before Depreciation and Amortization Expenses ($/throughput barrel) (l)	$5.11	$4.84	$5.22	$5.53

(h)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.

(i)	Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties.

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(j)
Refined product sales include intersegment sales to our Marketing segment of $3.6 billion and $4.5 billion for the three months ended September 30, 2016 and 2015, respectively, and $10.2 billion and $12.8 billion for the nine months ended September 30, 2016 and 2015, respectively.

(k)
Gross refining margin approximates total refining throughput multiplied by the gross refining margin per barrel. Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other amounts not directly attributable to a specific region. Gross refining margin includes the effect of intersegment sales to the Marketing segment and services provided by TLLP. Gross refining margin reflects the incremental expense or benefit associated with the LCM adjustments for all periods presented.

(l)
Management uses various measures to evaluate performance and efficiency and to compare profitability to other companies in the industry, including gross refining margin per barrel, manufacturing costs before depreciation and amortization expenses (“Manufacturing Costs”) per barrel. We calculate gross refining margin per barrel by dividing gross refining margin (revenues for manufactured refined products sold less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput. We calculate Manufacturing Costs per barrel by dividing Manufacturing Costs by total refining throughput.

(m)	Gross refining margin per throughput barrel on a consolidated and regional basis includes the incremental expense or benefit associated with the LCM adjustments for all periods presented.

Tesoro Corporation | 13

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) (dollars in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining By Region	2016	2015	2016	2015
California (Martinez and Los Angeles)
Throughput (Mbpd)
Heavy crude (h)	177	172	170	144
Light crude	321	328	301	313
Other feedstocks	35	34	33	37
Total Throughput	533	534	504	494

Yield (Mbpd)
Gasoline and gasoline blendstocks	297	279	293	265
Diesel fuel	120	111	107	98
Jet fuel	79	76	71	76
Heavy fuel oils, residual products, internally produced fuel and other	86	109	78	94
Total Yield	582	575	549	533

Revenues
Refined products (j)	$3,680	$4,525	$10,358	$13,501
Crude oil resales and other (n)	55	94	157	233
Regional Revenue	3,735	4,619	10,515	13,734
Cost of Sales
Cost of sales (excluding LCM) (n)	3,292	3,547	9,076	11,296
LCM	(10)	56	(154)	26
Regional Cost of Sales	3,282	3,603	8,922	11,322
Gross refining margin (k)	453	1,016	1,593	2,412
Expenses
Manufacturing costs	285	284	823	851
Other operating expenses	57	78	152	164
Selling, general and administrative expenses	1	5	4	11
Depreciation and amortization expenses	95	88	285	249
Loss on asset disposals and impairments	—	1	—	3
Operating Income	$15	$560	$329	$1,134

Gross Refining Margin ($/throughput barrel) (l) (m)	$9.24	$20.68	$11.54	$17.88
Manufacturing Cost before Depreciation and Amortization Expenses ($/throughput barrel) (l)	$5.79	$5.79	$5.97	$6.32
Capital Expenditures	$91	$85	$244	$198

Tesoro Corporation | 14

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Pacific Northwest (Washington and Alaska)
Throughput (Mbpd)
Heavy crude (h)	9	6	6	6
Light crude	171	177	161	147
Other feedstocks	11	9	11	15
Total Throughput	191	192	178	168

Yield (Mbpd)
Gasoline and gasoline blendstocks	79	84	79	74
Diesel fuel	37	41	34	31
Jet fuel	40	36	34	33
Heavy fuel oils, residual products, internally produced fuel and other	42	38	36	36
Total Yield	198	199	183	174

Revenues
Refined products (j)	$1,146	$1,332	$2,934	$3,771
Crude oil resales and other (n)	89	53	175	314
Regional Revenue	1,235	1,385	3,109	4,085
Cost of Sales
Cost of sales (excluding LCM) (n)	1,117	1,129	2,778	3,434
LCM	(8)	18	(60)	10
Regional Cost of Sales	1,109	1,147	2,718	3,444
Gross refining margin (k)	126	238	391	641
Expenses
Manufacturing costs	69	59	190	181
Other operating expenses	16	20	43	48
Selling, general and administrative expenses	—	—	1	—
Depreciation and amortization expenses	24	24	69	64
Loss on asset disposals and impairments	—	1	—	1
Operating Income	$17	$134	$88	$347

Gross Refining Margin ($/throughput barrel) (l) (m)	$7.17	$13.47	$8.02	$13.98
Manufacturing Cost before Depreciation and Amortization Expenses ($/throughput barrel) (l)	$3.87	$3.35	$3.87	$3.97
Capital Expenditures	$29	$32	$95	$87

(n)
Certain of our foreign operations that are typically reported with our Pacific Northwest region were erroneously reported in our California region during the three and six months ended June 30, 2016 and 2015 with no impact on regional or consolidated gross refining margins presented for those periods. For the three and nine month periods ended September 30, 2016 and 2015 presented above, those foreign operations are reported in the correct regions impacting comparability period over period.

Tesoro Corporation | 15

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) ($ in millions, except per barrel amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Mid-Continent (North Dakota and Utah)
Throughput (Mbpd)
Light crude	144	130	133	115
Other feedstocks	5	5	5	4
Total Throughput	149	135	138	119

Yield (Mbpd)
Gasoline and gasoline blendstocks	79	75	77	66
Diesel fuel	45	43	42	37
Jet fuel	14	10	12	10
Heavy fuel oils, residual products, internally produced fuel and other	15	11	12	10
Total Yield	153	139	143	123

Revenues
Refined products (j)	$815	$960	$2,142	$2,595
Crude oil resales and other	113	25	378	233
Regional Revenue	928	985	2,520	2,828
Cost of Sales
Cost of sales (excluding LCM)	780	691	2,111	2,204
LCM	(2)	9	(22)	5
Regional Cost of Sales	778	700	2,089	2,209
Gross refining margin (k)	150	285	431	619
Expenses
Manufacturing costs	58	40	159	145
Other operating expenses	43	19	123	47
Selling, general and administrative expenses	—	—	—	1
Depreciation and amortization expenses	29	21	91	60
Loss on asset disposals and impairments	—	—	—	4
Operating Income	$20	$205	$58	$362

Gross Refining Margin ($/throughput barrel) (l) (m)	$10.94	$22.95	$11.40	$19.05
Manufacturing Cost before Depreciation and Amortization Expenses ($/throughput barrel) (l)	$4.27	$3.19	$4.21	$4.45
Capital Expenditures	$33	$35	$70	$198

Tesoro Corporation | 16

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) (dollars in millions, except per barrel and MMBtu amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
TLLP SEGMENT	2016	2015	2016	2015
Gathering
Gas gathering throughput (thousands of MMBtu/day) (o)	887	1,115	881	1,069
Average gas gathering revenue per MMBtu (o)	$0.48	$0.45	$0.51	$0.44
Crude oil gathering pipeline throughput (Mbpd)	206	199	210	182
Average crude oil gathering pipeline revenue per barrel	$1.71	$1.71	$1.73	$1.77
Crude oil trucking volume (Mbpd)	32	34	30	42
Average crude oil trucking revenue per barrel	$3.25	$3.14	$3.26	$3.24
Processing
NGLs processing throughput (Mbpd)	6.7	7.8	7.4	7.5
Average keep-whole fee per barrel of NGLs	$38.35	$35.75	$36.58	$34.26
Fee-based processing throughput (thousands of MMBtu/ day)	625	767	648	742
Average fee-based processing revenue per MMBtu	$0.50	$0.39	$0.45	$0.40
Terminalling and Transportation
Terminalling throughput (Mbpd)	1,023	964	998	932
Average terminalling revenue per barrel	$1.33	$1.05	$1.27	$1.08
Pipeline transportation throughput (Mbpd)	908	838	866	819
Average pipeline transportation revenue per barrel	$0.38	$0.40	$0.39	$0.39

Segment Operating Income
Revenues
Gathering
Gas gathering	$39	$46	$122	$128
Crude oil gathering pipeline	33	31	100	88
Crude oil trucking	9	10	27	37
Other	1	—	6	—
Processing
NGLs processing	23	26	74	71
Fee-based processing	29	28	80	81
Other processing	17	17	54	53
Terminalling and transportation
Terminalling	125	93	345	275
Pipeline transportation	32	31	93	87
TLLP Revenues (p)	308	282	901	820
Expenses
Operating expenses (q)	104	103	313	294
General and administrative expenses (r)	24	28	70	81
Depreciation and amortization expenses	45	45	134	133
Gain on asset disposals and impairments	2	—	3	—
Segment Operating Income	$133	$106	$381	$312

(o)
Prior to the deconsolidation of Rendezvous Gas Services, L.L.C. (“RGS”) as of January 1, 2016, fees paid by TLLP to RGS were eliminated upon consolidation and third-party transactions, including revenue and throughput volumes, were included in TLLP’s results of operations. Third party volumes associated with RGS, included in gas gathering volume for the three and nine months ended September 30, 2015, were 142 thousand and 145 thousand MMBtu/d and reduced our average gas gathering revenue per MMBtu for both periods by $0.05.

Tesoro Corporation | 17

(p)
TLLP segment revenues from services provided to our Refining segment were $184 million and $152 million for the three months ended September 30, 2016 and 2015, respectively, and $521 million and $454 million for the nine months ended September 30, 2016 and 2015, respectively. These amounts are eliminated upon consolidation.

(q)
TLLP segment operating expenses include amounts billed by Tesoro for services provided to TLLP under various operational contracts. Amounts billed by Tesoro totaled $40 million and $33 million for the three months ended September 30, 2016 and 2015, respectively, and $113 million and $93 million for the nine months ended September 30, 2016 and 2015, respectively. Operating expenses also include imbalance gains and reimbursements pursuant to the Amended Omnibus Agreement of $5 million and $12 million for the three months ended September 30, 2016 and 2015, respectively, and $17 million and $31 million for the nine months ended September 30, 2016 and 2015, respectively. These amounts are eliminated upon consolidation. TLLP segment third-party operating expenses related to the transportation of crude oil and refined products related to Tesoro’s sale of those refined products during the ordinary course of business are reclassified to cost of sales in our condensed statements of consolidated operations upon consolidation.

(r)
TLLP segment general and administrative expenses include amounts charged by Tesoro for general and administrative services provided to TLLP under various operational and administrative contracts. These amounts totaled $18 million and $16 million for the three months ended September 30, 2016 and 2015, respectively, and $51 million for both the nine months ended September 30, 2016 and 2015, respectively, and are eliminated upon consolidation. General and administrative expenses are reclassified to cost of sales as it relates to Tesoro’s sale of refined products in our condensed statements of consolidated operations upon consolidation.

Tesoro Corporation | 18

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS (Unaudited) (dollars in millions, except cents per gallon)

	Three Months Ended September 30,				Nine Months Ended September 30,
MARKETING SEGMENT	2016		2015		2016		2015
Revenues
Fuel	$4,118		$5,144		$11,493		$14,143
Other non-fuel	23		16		65		48
Total Revenues	4,141		5,160		11,558		14,191
Cost of Sales
Fuel	3,773		4,684		10,612		13,192
Other non-fuel	5		—		13		3
Total Cost of Sales	3,778		4,684		10,625		13,195
Gross Margin
Fuel (s)	345		460		881		951
Other non-fuel	18		16		52		45
Total Gross Margins	363		476		933		996
Expenses
Operating expenses	73		82		221		223
Selling, general and administrative expenses	5		3		12		12
Depreciation and amortization expenses	12		11		36		34
Loss on asset disposals and impairments	—		1		3		3
Segment Operating Income	$273		$379		$661		$724

Fuel Sales (millions of gallons)	2,311		2,249		6,698		6,408
Fuel Margin (¢/gallon) (s)	14.9	¢	20.5	¢	13.2	¢	14.8	¢

Number of Branded Stations (at the end of the period)
MSO operated					590		579
Jobber/Dealer operated					1,877		1,710
Total Stations					2,467		2,289

(s)
Management uses fuel margin per gallon to compare fuel results to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon and different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the Refining segment.

Tesoro Corporation | 19

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Unaudited) (in millions)

Northern California Assets Acquisition
Reconciliation of Projected Net Earnings to Projected Annual EBITDA:
Projected net earnings	$ 28 - 33
Add: Depreciation and amortization expenses	8
Add: Interest and financing costs, net	9
Expected Annual EBITDA	$ 45 - 50

TLLP 2017 Annual Expected Segment EBITDA
Reconciliation of Projected Operating Income to Projected Annual Segment EBITDA:
Projected operating income	$820
Add: Depreciation and amortization expenses	180
Projected Annual Segment EBITDA	$1,000

Tesoro Corporation | 20